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                                                                  Exhibit (j)(3)


                               CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of The Galaxy Fund -- New York Municipal Money Market Fund.


/s/ Willkie Farr & Gallagher
----------------------------
Willkie Farr & Gallagher

February 28, 2003
New York, New York